Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-171278 on Form S-8 of our report dated March 29, 2011, appearing in the Annual Report on Form 10-K of RigNet, Inc. for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 29, 2011